AMERICAN GAMING & ENTERTAINMENT, LTD.
COMPUTATION OF EARNINGS (LOSS) PER SHARE
PRIMARY AND FULLY-DILUTED

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                                        Three Months Ended March 31,
                                        ____________________________
                                           1996             1995
                                        __________       ___________

Weighted average number of shares
  for computation                        12,532,102       12,347,049
                                        ===========       ==========

Net loss                                $  (289,000)     $(4,850,000)

Dividends and accretion on
  preferred stock                           408,000          350,000
                                        ___________      ___________

Net loss for common stockholders        $  (697,000)     $(5,200,000)
                                        ===========      ===========

Net loss per share                      $     (0.06)     $     (0.42)
                                        ===========      ===========
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